Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-114035) and on Form S-8 (Nos. 33-75390, 33-75392, 33-87420, 333-18519, 333-44097, 333-92425, 333-52370, and 333-75410) of Neurobiological Technologies, Inc. of our report dated June 10, 2004 relating to the financial statements of Empire Pharmaceuticals, Inc., which appears in Amendment No. 1 to the Current Report on Form 8-K/A of Neurobiological Technologies, Inc. dated August 6, 2004.

Albany, New York August 6, 2004	/s/ Urbach Kahn & Werlin LLP